Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-55978) of The Hanover Compressor Company of our report dated June 28, 2004 relating to the financial statements of The Hanover Companies Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Houston, Texas
June 28, 2004